Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-104282, 333-110121, 333-115782 and 333-121261) of Trend Micro Incorporated of our report dated March 25, 2005 except as to the Potential Effect on the Company’s Results of Operations from Distribution of a Defective Virus Pattern File in April 2005, as described in Note 23 which is as of June 10, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 20-F.

/s/ ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 28, 2005